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SAFECO CORPORATION AND SUBSIDIARIES                                 Exhibit 12.1
Computation of Ratio of Earnings to Fixed Charges
--------------------------------------------------------------------------------
(In Millions, except ratios)
RATIO OF EARNINGS (LOSS) TO FIXED CHARGES *

                                                                                  Nine Months Ending
                                                                                30-Sep-02      30-Sep-01            2001
                                                                               -------------------------------------------
Earnings (Loss):
           Income (Loss) Before Income Taxes                                     $ 324.0       (1,476.7)       $ (1,482.3)
           Total Fixed Charges                                                     848.5          842.8           1,119.4
           Less Interest Capitalized                                                   -           (7.0)             (8.3)
                                                                               -------------------------------------------
                   Total Earnings                                              $ 1,172.5       $ (640.9)         $ (371.2)
                                                                               -------------------------------------------

Fixed Charges:
           Interest                                                               $ 50.3         $ 50.0            $ 65.7
           Interest on Deposit Contracts                                           733.3          721.8             960.2
           Distributions on Capital Securities                                      51.8           51.8              69.0
           Interest Capitalized                                                        -            7.0               8.3
           Interest Portion of Rental Expense                                       12.3           11.3              15.0
           Amortization of Deferred Debt Expense                                     0.8            0.9               1.2
                                                                               -------------------------------------------
               Total Fixed Charges                                               $ 848.5        $ 842.8         $ 1,119.4
                                                                               -------------------------------------------

RATIO OF EARNINGS (LOSS) TO FIXED CHARGES                                            1.4              -                 -

Dollar Amount of Deficiency in Earnings (Loss) to Fixed Charges                      N/A      $ 1,483.7         $ 1,490.6
                                                                               -------------------------------------------

SAFECO CORPORATION AND SUBSIDIARIES                                   Exhibit 12
Computation of Ratio of Earnings to Fixed Charges
--------------------------------------------------------------------------------
(In Millions, except ratios)
RATIO OF EARNINGS (LOSS) TO FIXED CHARGES *

                                                                          2000             1999           1998              1997
                                                                       ----------------------------------------------------------
Earnings (Loss):
           Income (Loss) Before Income Taxes                              $ 70.4         $ 240.6         $ 371.0         $ 528.3
           Total Fixed Charges                                           1,123.5         1,024.9         1,001.6           778.5
           Less Interest Capitalized                                        (6.1)              -            (0.5)           (2.0)
                                                                       ----------------------------------------------------------
                   Total Earnings                                      $ 1,187.8       $ 1,265.5       $ 1,372.1       $ 1,304.8
                                                                       ----------------------------------------------------------

Fixed Charges:
           Interest                                                       $ 73.2          $ 70.6          $ 92.5          $ 45.5
           Interest on Deposit Contracts                                   959.9           872.2           831.4           702.7
           Distributions on Capital Securities                              69.0            69.0            69.1            22.8
           Interest Capitalized                                              6.1               -             0.5             2.0
           Interest Portion of Rental Expense                               14.3            12.0             6.7             4.8
           Amortization of Deferred Debt Expense                             1.0             1.1             1.4             0.7
                                                                       ----------------------------------------------------------
               Total Fixed Charges                                     $ 1,123.5       $ 1,024.9       $ 1,001.6         $ 778.5
                                                                       ----------------------------------------------------------

RATIO OF EARNINGS (LOSS) TO FIXED CHARGES                                    1.1             1.2             1.4             1.7

Dollar Amount of Deficiency in Earnings (Loss) to Fixed Charges              N/A             N/A             N/A              N/A
                                                                       ----------------------------------------------------------

SUPPLEMENTAL RATIOS **                                                              Nine Months Ending
                                                                                 30-Sep-02      30-Sep-01           2001        2000
                                                                               -----------------------------------------------------
RATIO OF EARNINGS (LOSS) TO FIXED CHARGES (EXCLUDING INTEREST
ON DEPOSIT CONTRACTS AND DISTRIBUTIONS ON CAPITAL SECURITIES)                        6.1                -                -       1.7

Dollar Amount of Deficiency in Earnings (Loss) to Fixed Charges                      N/A        $ 1,483.7        $ 1,490.6       N/A
                                                                               -----------------------------------------------------

RATIO OF EARNINGS (LOSS) TO FIXED CHARGES (EXCLUDING INTEREST
ON DEPOSIT CONTRACTS)                                                                3.8                -                -       1.4

Dollar Amount of Deficiency in Earnings (Loss) to Fixed Charges                      N/A        $ 1,483.7        $ 1,490.6       N/A
                                                                               -----------------------------------------------------

SUPPLEMENTAL RATIOS **
                                                                                1999       1998        1997
                                                                               ----------------------------
RATIO OF EARNINGS (LOSS) TO FIXED CHARGES (EXCLUDING INTEREST
ON DEPOSIT CONTRACTS AND DISTRIBUTIONS ON CAPITAL SECURITIES)                   3.9         4.7       10.9

Dollar Amount of Deficiency in Earnings (Loss) to Fixed Charges                 N/A         N/A        N/A
                                                                               ----------------------------

RATIO OF EARNINGS (LOSS) TO FIXED CHARGES (EXCLUDING INTEREST
ON DEPOSIT CONTRACTS)                                                           2.6         3.2        7.9

Dollar Amount of Deficiency in Earnings (Loss) to Fixed Charges                 N/A         N/A        N/A
                                                                               ----------------------------

* As defined in Item 503(d) of Regulation S-K of the Securities Exchange Act of 1934.

** These ratios are presented to provide additional measures of the ratio of earnings (loss) to fixed charges and are provided as a supplement to the ratios calculated inder Item 503(d). While not required or encouraged by Securities and Exchange Commission rules or regulations SAFECO believes these supplemental ratios provide useful additional measures of financial performance for investors and creditors.